Merdinger, Fruchter, Rosen & Company, P.C.
                          Certified Public Accountants
                               888 Seventh Avenue
                               New York, NY 10106
                      ------------------------------------
                               Tel: (212) 757-8400
                               Fax: (212) 757-6124




Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of NECO Energy Corporation dated August 9, 2002.


                                    /s/
                                    MERDINGER, FRUCHTER, ROSEN & COMPANY
                                    Certified Public Accountants


New York, New York
December 18th, 2002